UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2010
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	98-0454144 (IRS Employer Identification No.)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas (Address of principal executive offices)	78401 (Zip Code)

(361) 884-7474
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K dated October 7, 2010, on October 7, 2010 Strategic American Oil Corporation (the "Company") issued a news release announcing it entered into a new partnership with Chinn Exploration Company ("Chinn") to expedite the drilling of the Company's 3D seismic prospect in Kenedy County in South Texas. This partnership, evidenced by an Assignment of Oil and Gas Lease (the "Assignment Agreement") between Penasco Petroleum, Inc. ("Penasco"), a wholly owned subsidiary of the Company, and Chinn, was subject to approval by the project leaseholder. On October 14, 2010, the Company received the consent of the project leaseholder to the Assignment.

Pursuant to the Assignment Agreement, Penasco Petroleum Inc. assigned an 81.25% working interest in the Company's oil and gas lease (the "Lease") located in Kenedy County in South Texas (the "Property") to Chinn for $10 and other good and valuable consideration. The assignment of the Lease is subject to:

  All of the terms and conditions of the Lease;

  A 2% overriding royalty interest owned by Oso Production Co., LLP;

  An Operating Agreement naming Chinn as operator, to be approved and ratified by Penasco and Chinn and providing for the operation of the Lease; and

  All contracts, unit agreements, operating agreements or other agreements pertaining thereto.

The Assignment Agreement is contingent upon, and will be deemed null and void in the absence of certain matters, including commencement of drilling operations by Chinn of an oil and gas well to a depth of 13,500 feet sufficient to test the prospect within eighteen months of the effective date of the Assignment.

Pursuant to the Assignment Agreement, Chinn shall bear 100% of all costs prior to spud of the first well plus the drilling and exploration costs of the first well drilled until casing point (the point in time when the objective depth has been reached in the first well (or substitute well) and the first well log is on the bank). If a proposal is made to complete the first drilled well, Penasco shall have the right, but not the obligation, to participate in such completion attempt. If Penasco elects to participate in completion activities, they shall pay their prorated portion of the completion costs (that is, 18.75%).

A copy of the Assignment Agreement is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits
Exhibit	Description
10.1	Assignment of Oil and Gas Lease between Penasco Petroleum, Inc. and Chinn Exploration Company (dated for reference September 7, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION
Date: October 20, 2010	/s/ Johnathan Lindsay Name: Johnathan Lindsay Title: Secretary, Treasurer, Chief Financial Officer and a Director

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